Exhibit 4(g)(3) - Amendment 3 to Amended and Restated Agreement with Carolina First

                               AMENDMENT NUMBER 3
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


                                                                  April 30, 2003


One Price Clothing Stores, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing of Puerto Rico, Inc.
1875 East Main Street
Duncan, South Carolina 29334

One Price Clothing - U.S. Virgin Islands, Inc.
1875 East Main Street
Duncan, South Carolina 29334



Gentlemen:

Carolina First Bank ("Bank"), One Price Clothing Stores, Inc. ("One Price"), One Price Clothing of Puerto Rico, Inc. ("One Price, P.R."), and One Price Clothing
- U.S. Virgin Islands, Inc. ("One Price V.I.", and together with One Price and One Price, P.R., individually referred to as a "Borrower" and collectively as "Borrowers") have entered into certain financing arrangements pursuant to the Amended and Restated Credit Agreement, dated June 21, 2002, between Bank and Borrowers, as amended by Amendment No. 1, dated November 1, 2002, and Amendment No. 2, dated January 30, 2003 ( the "Credit Agreement"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Credit Agreement.

Borrowers have requested that Bank delete the Net Worth covenant in the Credit Agreement, and Bank is willing to agree to this Amendment, subject to the terms and conditions set forth herein.

In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. Section 2.1(d) of the Credit Agreement is hereby amended by deleting the existing language appearing therein, and substituting therefor the following:

                  (d) The term of each individual Letter of Credit issued shall not exceed ninety (90) days, and the expiration date of a Letter of Credit shall not extend beyond July 31, 2003. All Letters of Credit that expire between June 30, 2003 and July 31, 2003 cannot, in the aggregate, exceed $750,000.

2. Section 3.1 of the Credit Agreement is hereby amended by deleting the existing language appearing therein, and substituting therefor the following:

                  Borrowers shall pay to Bank an additional facility fee for Amendment No. 3 in the amount of $10,000.

3. Section 8.6 of the Credit Agreement is hereby deleted. 4.

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         Miscellaneous.
         -------------

         a. This Amendment contains the entire agreement of the parties with respect to the specific subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments, and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing, signed by the party against whom such modification or waiver is sought to be enforced. Except as specifically modified herein, the Credit Agreement is hereby ratified, restated, and confirmed by the parties hereto as of the effective date hereof. To the extent of a conflict between the terms of this Amendment Number 3 on the one hand and the Credit Agreement on the other hand, the terms of this Amendment Number 3 shall control.

         b. Governing Law. This Amendment and the rights and the obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of South Carolina, with regard to principals of conflicts of law.

         c. Binding Effect. This Amendment shall be binding and inure to the benefit to each of the parties hereto and their respective successors and assigns. d. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one in the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.



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By the signature hereto of each of their duly authorized officers, all of the parties hereto mutually covenant and agree as set forth herein.

Sincerely,

CAROLINA FIRST BANK

By:  /s/ Charles D. Chamberlain
     -------------------------------
     Charles D. Chamberlain
     Executive Vice President

AGREED AND ACCEPTED:

ONE PRICE CLOTHING STORES, INC.


By:  /s/ C. Burt Duren
     -------------------------------
     C. Burt Duren
     Vice President - Finance & Treasurer

ONE PRICE CLOTHING OF
PUERTO RICO, INC.


By:  /s/ C. Burt Duren
     -------------------------------
     C. Burt Duren
     Vice President - Finance & Treasurer

ONE PRICE CLOTHING -
U.S. VIRGIN ISLANDS, INC.


By:  /s/ C. Burt Duren
     -------------------------------
     C. Burt Duren
     Vice President - Finance & Treasurer